Exhibit 99.2

NEWS RELEASE

Contact: John O. Muse,
Executive Vice President of Finance and Administration,
or Brad Phillips, Treasurer
972-717-0300

DARLING INTERNATIONAL ANNOUNCES
SECOND QUARTER 2010
EARNINGS CONFERENCE CALL AND WEBCAST

    August 9, 2010 – IRVING, TEXAS – Darling International Inc. (NYSE: DAR) will hold a conference call and webcast on Friday, August 13, 2010 to discuss the Company’s second quarter 2010 financial results.  The teleconference will begin at 10:00 a.m. Eastern Time and will be hosted by Mr. Randall Stuewe, CEO and Chairman of the Board, and Mr. John Muse, Executive Vice President of Finance and Administration.  The related press release will be issued after the market closes on August 12, 2010.

To participate in the teleconference, please dial 877-317-6789 a few minutes before the scheduled start time. International callers are invited to call 412-317-6789.  Please refer to confirmation code 443448.  A replay of the call will be available one hour after the completion of the call through August 20, 2010 at 5:00 p.m. Eastern Time.  To access the replay, please dial 877-344-7529, or if you are calling internationally, dial 412-317-0088. Please refer to confirmation code 443448.  The live webcast and archived replay also can be accessed on the Company’s web site at http://www.darlingii.com/investors.aspx.

Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats, meat and bone meal, and hides. These products are primarily sold to agricultural, leather, oleo-chemical and bio-diesel manufacturers around the world.  In addition, the Company provides grease trap collection services and sells equipment to restaurants. For additional information, visit the company’s Web site at www.darlingii.com.

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